EXHIBIT 1

                             Joint Filing Agreement


     We, the signatories of the statement to which this Joint Filing Agreement is attached, hereby agree that such statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

         Dated:  July 12, 1999.

                          VULCAN VENTURES INCORPORATED



                         By:
                              --------------------------------
                              William D. Savoy, Vice President


                               -------------------------------
                               Paul G. Allen

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